UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

115 River Road, Suite 151, Edgewater, NJ	07020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (732) 423-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Quad M Solutions, Inc. (the “Company”) is filing as Exhibit 99.1 to this Form 8-K a Press Release that the Company issued on October 8, 2020. The Press Release related to the Company’s closing of its acquisition of iCan Benefit Group, LLC on September 29, 2020, which acquisition, the Company reported, is expected to add approximately $37 million in annual premium revenue and over $4.5 million in Annual Premium Cashflow (adjusted EBIDTA) representing EPS in excess of $0.20 per share based on outstanding shares of Common Stock at the Company’s fiscal year ended September 30, 2020.

In connection with the closing, the Company: (i) to iCan Benefit’s principal, Stephen Tucker, a number of shares of the Company's Common Stock equal to 4% of total outstanding shares in exchange for 100% of iCan Benefit membership units; and (ii) issued to holders of iCan Benefit’s debt incurred in an asset purchase transaction one million shares of the Company's newly authorized 7% Cumulative Redeemable Preferred Stock having a stated value of $12.50 per share, representing a payment equal to $12.5 million to satisfy iCan Benefit’ debt. The Company has the right at any time after completion of the iCan Benefit audit to redeem (call) all shares of 7% Preferred Stock issued for an adjusted cash payment, based upon the results of the audit of iCan’s financial statements. The Company, iCan Benefits and its former debtholders have agreed to fully cooperate during the iCan audit and, as a result, the Company expects to conclude the audit of its consolidated financial statements, including those of iCan and file the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2020 with the SEC by or about the end of October 2020.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Quad M Solutions Press Release dated October 8, 2020, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quad M Solutions, Inc.

Date: October 9, 2020	By:	/s/ Pat Dileo
	Name:	Pat Dileo
	Title:	Chief Executive Officer

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